Exhibit 99.1

SUI Group Appoints Veteran Technology and Digital Finance Executive Kristina Campbell to Board of Directors

Former CFO of Ripple Labs and PayNearMe, Current CFO of Wrapbook, to Chair Audit Committee

WAYZATA, Minn. – July 9, 2026 – Sui Group Holdings Limited (NASDAQ: SUIG) (“SUI Group,” “SUIG” or the “Company”), today announced the appointment of Kristina Campbell as an independent director to the Company’s Board of Directors (the “Board”), effective immediately. Ms. Campbell will also serve as Chair of the Board’s Audit Committee.

Ms. Campbell brings more than two decades of executive leadership experience spanning digital assets, fintech, payments, and high-growth technology companies. As Chief Financial Officer of Ripple Labs, Ms. Campbell established the company’s first formal financial risk function, implemented treasury governance across both fiat and digital asset holdings, and led engagement with external auditors on the evolving accounting treatment of digital assets. She currently serves as CFO of Wrapbook, a payroll and spend management platform, and previously as CFO of PayNearMe, overseeing global finance organizations.

“Kristina built and scaled finance organizations at the forefront of digital assets and financial technology, giving her a firsthand understanding of the operational, accounting, and governance needs that accompany rapid growth,” said Marius Barnett, Chairman of the Board. “Her experience managing complex treasury operations, strengthening financial controls, and navigating evolving regulatory and accounting standards will be invaluable as SUI Group continues to execute on its long-term strategy and works to deliver value for our shareholders. We are thrilled to welcome her to the Board.”

“SUI Group is one of the most innovative digital finance companies in the market, and I am excited to work with the Board and management team to drive further shareholder value,” said Ms. Campbell. “I believe that my experience building strong governance and financial operations adds a valuable perspective to the Board, and I look forward to helping the Company grow.”

About SUI Group Holdings Limited
SUI Group is the only publicly traded company with an official Sui Foundation relationship, providing institutional-grade exposure to the SUI blockchain. Through its industry-first SUI treasury strategy, SUI Group is building a premier, foundation-backed digital asset treasury platform designed for scale, transparency and long-term value creation. SUI’s high-speed, horizontally scalable architecture positions it as one of the leading blockchains designed for mass adoption, powering next-generation applications in finance, gaming, AI and beyond. The Company plans to continue its specialty finance operations while executing its SUI treasury strategy. For more information, please visit www.SUIG.io.

Forward-Looking Statements
Forward-looking statements are subject to significant risks and uncertainties, many of which are beyond the Company’s control. Actual results may differ materially from those expressed or implied in these statements due to various factors, including but not limited to: the inherent volatility and risks associated with investing in SUI, cybersecurity and other risks associated with investing in decentralized finance (Defi) ecosystems, risks associated with investing in agentic finance, challenges in executing a new treasury diversification strategy, the capabilities and limitations of the SUI blockchain, the competitive environment of the Company’s business among others, and the inherent uncertainties associated with the Company’s business strategy, including stablecoin implementation, and the risk factors and other factors noted in the Company’s Registration Statement on Form S-1 (File No. 333-289438), Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. The Company disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release, except as may be required by law.

Contacts
Media Contact
Gasthalter & Co.
SUIG@gasthalter.com

Investor Relations Contact
Elevate IR
(720) 330-2829
SUIG@elevate-ir.com